1st Quarter 2024 Earnings Release Presentation May 2, 2024

Available Information On May 2, 2024, Consolidated Edison, Inc. issued a press release reporting its first quarter 2024 earnings and filed with the Securities and Exchange Commission the company’s first quarter 2024 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com/en/. (Select “For Investors” and then select “Press Releases” and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions and inflation; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the gain and other impacts related to the sale of the Clean Energy Businesses, the effects of HLBV accounting for tax equity investments and mark-to-market accounting. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance. See slides 18, 19, and 22 for a reconciliation of non-GAAP financial measures to their GAAP equivalent. For more information, contact: Jan Childress, Director, Investor Relations Caroline Elsasser, Sr. Financial Analyst, Investor Relations Allison Duignan, Sr. Analyst, Investor Relations Tel: 212-460-6611 Tel: 212-460-4431 Tel: 212-460-6912 Email: childressj@coned.com Email: elsasserc@coned.com Email: duignana@coned.com Investor Relations conEdison.com 2

Organizational Structure

conEdison

Market Cap[a]:	**$31.4 billion**
Ratings[b]:	Baa1 / A- / BBB+
Outlook[b]:	Stable / Stable / Stable

Regulated Energy Delivery

Consolidated Edison Company of New York, Inc. (CECONY)[d]

Ratings[b]: A3 / A- / A-

Outlook[b]: Stable / Stable / Stable

Orange and Rockland Utilities, Inc. (O&R)[e]

Ratings[b]: Baa2 / A- / A-

Outlook[b]: Stable / Stable / Stable

Rockland Electric Company (RECO)

FERC Regulated Transmission

Con Edison Transmission, Inc.

(Con Edison Transmission or CET)

Percentages of Total Assets by Business

2024 Total Assets: $67 billion[a]



0.6%
1.0%
5.6%
92.8%
CECONY
O&R
CET
Other(c)

a. As of March 31, 2024.
b. Con Edison's issuer ratings and the senior unsecured ratings of CECONY and O&R and outlook shown in order of Moody's / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
c. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments.
d. CECONY delivers electricity to approximately 3.7 million customers, gas to approximately 1.1 million customers and steam to approximately 1,525 customers.
e. O&R delivers electricity to approximately 0.3 million customers and gas to approximately 0.1 million customers.

conEdison, inc.
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4 Our Story ◦ Constructive regulatory outcomes ▪ $0.32 per share year-over-year uplift from our utilities(a) • $0.13 per share improvement in steam operations(a) • Revenue predictability in place for all New York energy services ◦ Continued investment efforts to support the region's climate goals ▪ CET joint solicitation with National Grid Ventures to build transmission infrastructure to carry offshore wind power to New Jersey's electric grid(b) ▪ NYSDPS confirmed CECONY and O&R are authorized to incur costs of $17.1 million and $4.6 million, respectively, through the completion of Stage 2 of Utility Thermal Energy Network pilot projects(c) ▪ CECONY proposed five clean energy hubs to receive offshore wind as part of NYC Public Policy Transmission Need(d) • NYISO bids due June 3, 2024 First quarter 2024 financial results reflect the solid rate base growth that we project at our utilities through 2028, as we invest to protect our equipment from climate change and build an electric grid capable of delivering 100% clean energy 4 a. See slide 16 for additional details b. Press Release: National Grid Ventures and Con Edison Transmission Propose Garden State Energy Path to Connect NJ Offshore Wind c. NYSPSC docket number 22-M-0429 d. For more information on NYC Public Policy Transmission Need and potential CECONY interconnection sites, please visit: New York City Public Policy Transmission Need

5 Con Edison: Reduced Risk Across Key Areas ◦ Transition to pure-play regulated business: ▪ Completed nearly all non-core asset sales ▪ Revenue predictability in place for all New York energy services ◦ Strong projected regulated rate base growth: ▪ 6.4% annual rate base growth forecasted through 2028 ▪ Investments support safety, reliability, and transition to clean energy by 2050 ◦ Significant completion of customer facing systems: ▪ Successfully replaced existing customer billing and information system with new system ▪ CECONY substantially completed smart meter installations in 2023 A regulated business model and one of the simplest balance sheets in the utility sector 5

1Q Financial Highlights $2.08 earnings per share (GAAP) / $2.15 adjusted earnings per share (non- GAAP) $5.20 - $5.40 (non-GAAP) Reaffirmed 2024 adjusted EPS guidance range 1Q 2024 earnings benefited from CECONY's new steam rate plan effective November 2023 6

Regulatory Updates 7

Summary of O&R Electric & Gas Rate Proposals

On April 5, 2024, O&R filed an update to the January 26, 2024 proposal to the NYSPSC in support of new electric and gas rates to become effective January 1, 2025

Proposed Return on Equity and Equity Ratio

Return on equity..................10.25%
Equity ratio.........................50.00%

Proposed Rate Changes and Capital Investments

	Electric Case number 24-E-0060			Gas Case number 24-G-0061		
($ in millions)	Rate Change	Average Rate Base	Capital Investments	Rate Change	Average Rate Base	Capital Investments
Rate Year 1: 2025[(a)]	$11	$1,305	$358	$17	$711	$128
Rate Year 2: 2026[(a)]	35	1,462	425	23	775	131
Rate Year 3: 2027[(a)]	55	1,775	383	19	836	113
Annual levelized rate increase	$26			$20		

Summary

- Electric and gas capital investment of $1,166 million and $372 million over three years, respectively
- True up of costs of pension and OPEBs, environmental remediation and storms (electric)
- Reconciliation of property taxes, uncollectibles, late payment fees, and long-term debt cost rate
- Requesting to reduce certain gas asset service lives by 15 years in alignment with the gas transition that is expected to result from CLCPA implementation
- Continuation of decoupling of electric and gas revenues from electric and gas consumption
- Continuation of earnings opportunities from Earnings Adjustment Mechanisms (EAMs) and other positive incentives

(a) Amounts for 2025 were proposed. Amounts for 2026 and 2027 were provided in the rate filing for illustration.

Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

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Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. Typical timeline for rate setting process: Jan 2024 Mar/Apr 2024 May 2024 Jun 2024 Jul 2024 Aug 2024 Sep 2024 Oct 2024 Nov 2024 Dec 2024 Jan 2025 Filing with NYSPSC Company Update Staff/Intervenor Testimony Rebuttal Testimony Evidentiary Hearings Final Rate Decision New Rates in EffectInitial Briefs Reply Briefs ALJ Recommended Decision Briefs on Exception Settlement Negotiations Joint Proposal O&R Electric & Gas Rate Case Filing Comparison and Timeline 9 Electric Gas ($ in millions) Case number 24-E-0060 Case number 24-G-0061 Rate Year 1: Jan 2025 - Dec 2025 Jan 2024 Filing Apr 2024 Update Jan 2024 Filing Apr 2024 Update New infrastructure investment, including return, depreciation and property taxes $17 $14 $6 $7 ROE/Financing 15 15 7 8 Depreciation changes due to proposed rates 2 2 9 10 Sales revenue change (9) (9) 4 5 Operations & maintenance expenses 8 8 (5) (5) Regulatory amortization (10) (11) (8) (8) Other revenues (7) (7) — — Income taxes 2 (1) 1 — Total Rate Increase $18 $11 $14 $17 Rate Base $1,324 $1,305 $695 $711 ROE 10.25% 10.25% 10.25% 10.25% Equity Ratio 50% 50% 50% 50%

NYSPSC & NYISO Proceedings and Developments

Topic	Developments
Transmission Planning	◦ In January 2024, NYSPSC approved[a] CECONY's $1.2 billion Reliable Clean City Idlewild project in Queens to meet system reliability needs. ◦ In March 2024, FERC approved an interconnection agreement between Empire Offshore Wind, LLC, the NYISO, and CECONY relating to the connection of 810 megawatts of renewable energy from the Empire Wind 1 offshore wind project to the New York City electrical grid at CECONY's Gowanus substation. The expected commercial operation date is December 2026.
NYISO	◦ There is a New York City Public Policy Transmission Need to accommodate at least 4,770 MW of offshore wind into New York City. Developers have until June 3, 2024 to submit solutions to address the need to the NYISO. Developers have the option to collaborate with CECONY on the proposals[b].
Utility Thermal Energy Network (UTEN) Pilot Projects	◦ In April 2024, Department of Public Service Staff authorized CECONY's three and O&R's one UTEN pilot project proposals and budgets ($17.1 million and $4.6 million, respectively) through Stage 2[c]. Stage 2 compliance filings are due January 9, 2025.
New Efficiency New York (NENY) and Electric Vehicles (EV)	◦ In November 2023, and updated in January 2024, CECONY and O&R filed[d] preliminary proposals for energy efficiency and heat pump programs for 2026-2030 with aggregate budgets of approximately $2.7 billion and $129 million, respectively. ◦ In November 2023 and updated in February 2024, the NYSPSC authorized[e] expanded budgets of approximately $823 million for CECONY and $56 million for O&R for light-duty infrastructure and other programs, including medium and heavy-duty make-ready pilot projects and a new micromobility infrastructure incentive program.
Gas Planning	◦ On January 31, 2024 several industry stakeholders filed[f] their final comments, which addressed both CECONY and O&R's Final Gas System Long-Term Plan (GSLTP) (filed November 29, 2023) and PA Consulting's (Staff Consultant) Final Report (filed December 12, 2023). On February 21, 2024 the Companies filed their final reply comments. The Companies anticipate Commission action on their Final GSLTP no earlier than the May 2024 Open Session.

a. NYSPSC docket number 22-E-0064
b. For more information on NYC Public Policy Transmission Need, please visit : New York City Public Policy Transmission Need
c. NYSPSC docket number 22-M-0429
d. NYSPSC docket number 18-M-0084
e. NYSPSC docket number 18-E-0138
f. NYSPSC docket number 23-G-0147

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Strong Economic Performance 11

Dividend and Earnings Announcements • On April 18, 2024, the company declared a quarterly dividend of 83 cents a share on its common stock. • On May 2, 2024, the company issued a press release in which it reaffirmed its previous forecast of adjusted earnings per share for the year 2024 to be in the range of $5.20 to $5.40 a share.(a)(b) Reported EPS (GAAP) Adjusted EPS (Non-GAAP) $2.08 $4.06 $2.15 $1.83 2024 2023 2024 2023 1Q 2024 vs. 1Q 2023 a. Adjusted earnings and adjusted earnings per share in the 2024 period exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments and adjustments to the gain and other impacts related to the sale of its former subsidiary, Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses), in 2023. Adjusted earnings and adjusted earnings per share in the 2023 period exclude the effects of HLBV accounting for tax equity investments, the gain and other impacts related to the sale of the Clean Energy businesses and the net mark-to-market effects of the Clean Energy Businesses. b. On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses. Con Edison’s forecast of adjusted earnings per share for the year of 2024 excludes the effects of HLBV accounting for tax equity investments (approximately $(0.01) a share after-tax) and adjustments to the gain and other impacts related to the sale of the Clean Energy Businesses in 2023, the amount of which will not be determinable until year-end. 12

Dividend Aristocrat and King Fifty (50) consecutive years of dividend increases with a CAGR of 5.65% and a target payout of 55% to 65% of adjusted earnings (Non-GAAP) 13

1Q 2024 Earnings Earnings per Share Net Income for Common Stock ($ in Millions) 2024 2023 2024 2023 Reported EPS and Net Income for Common Stock – GAAP basis $2.08 $4.06 $720 $1,433 Gain and other impacts related to sale of the Clean Energy Businesses (pre-tax) (a) 0.09 (2.51) 30 (883) Income taxes (b) (0.02) 0.26 (8) 89 Gain and other impacts related to sale of the Clean Energy Businesses (net of tax) 0.07 (2.25) 22 (794) HLBV effects (pre-tax) — (0.01) — (4) Income taxes (c) — — — 1 HLBV effects (net of tax) — (0.01) — (3) Net mark-to-market effects (pre-tax) — 0.04 — 13 Income taxes (c) — (0.01) — (4) Net mark-to-market effects (net of tax) — 0.03 — 9 Adjusted EPS and Adjusted Earnings – non-GAAP basis $2.15 $1.83 $742 $645 a. The gain and other impacts related to the sale of the Clean Energy Businesses were adjusted during the three months ended March 31, 2024 ($0.09 a share and $0.07 a share net of tax or $30 million and $22 million net of tax) to reflect closing adjustments. The gain and other impacts related to the sale of the Clean Energy Businesses for the three months ended March 31, 2023 is comprised of the gain on the sale of the Clean Energy Businesses ($(2.42) a share and $(2.24) a share net of tax or $(855) million and $(791) million net of tax), transaction costs and other accruals ($0.03 a share and $0.02 a share net of tax or $13 million and $9 million net of tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets ($(0.12) a share and $(0.08) a share net of tax or $(41) million and $(28) million net of tax). b. The amount of income taxes for the adjustment on the gain on the sale of the Clean Energy Businesses had an effective tax rate of 28% and 7% for the three months ended March 31, 2024 and March 31, 2023, respectively. Amounts shown include changes in state unitary tax apportionments ($0.05 a share net of federal taxes or $16 million net of federal taxes) for the three months ended March 31, 2023. The amount of income taxes for transaction costs and other accruals and the effects of ceasing to record depreciation and amortization expenses was calculated using a combined federal and state income tax rate of 26% and 32%, respectively, for the three months ended March 31, 2023. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the three months ended March 31, 2023. 14

Variance in Reported EPS (GAAP) Variance in Adjusted EPS (non-GAAP) 1Q 2023 Reported EPS CECONY O&R CEBs CET Other 1Q 2024 Reported EPS $4.06 $0.30 $0.02 $(0.07) $0.03 $2.08 1Q 2023 Adjusted EPS CECONY O&R CEBs CET Other 1Q 2024 Adjusted EPS $1.83 $0.30 $0.02 $(0.03) $2.15 $0.00 (a) (a) $0.03 $(2.26) a. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. Walk from 1Q 2023 EPS to 1Q 2024 EPS and 1Q 2023 Adjusted EPS (non-GAAP) to 1Q 2024 Adjusted EPS (non-GAAP) 15

EPS (GAAP Basis) Adjusted EPS (non-GAAP Basis) New steam rate plan effective November 2023 $0.13 $0.13 CECONY(a) Higher gas rate base 0.08 0.08 Higher electric rate base 0.04 0.04 Accretive effect of share repurchase 0.04 0.04 Other 0.01 0.01 Total CECONY $0.30 $0.30 Electric base rate increase 0.02 0.02 O&R(a) Total O&R $0.02 $0.02 1Q 2024 vs. 1Q 2023 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. Effective November 1, 2023, revenues from CECONY’s steam sales are also subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. 16

EPS (GAAP Basis) Adjusted EPS (non-GAAP Basis) Total Clean Energy Businesses $(0.07) $— CEBs(a) Higher investment income, primarily due to the recognition of allowance for funds used during construction from Mountain Valley Pipeline, LLC 0.02 0.02 CET Other 0.01 0.01 Total CET $0.03 $0.03 Gain and other impacts related to the sale of the Clean Energy Businesses (2.23) — Other, including parent company expensesLower interest income (0.02) (0.02) Other (0.01) (0.01) Total Other $(2.26) $(0.03) Total Variance $(1.98) $0.32 1Q 2024 vs. 1Q 2023 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation a. On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses. 17

1Q 2024 vs. 1Q 2023 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company CECONY O&R CET Other(b) Total Reported EPS – GAAP basis $2.01 $0.11 $0.03 $(0.07) $2.08 Adjustment on the gain on sale of the Clean Energy Businesses (pre-tax) — — — 0.09 0.09 Income taxes (a) — — — (0.02) (0.02) Adjustment on the gain on sale of the Clean Energy Businesses (net of tax) — — — 0.07 0.07 Adjusted EPS – non-GAAP basis $2.01 $0.11 $0.03 $— $2.15 Three Months Ended March 31, 2024 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 28% for the three months ended March 31, 2024. b. Other includes the parent company, Con Edison's tax adjustments, the deferred project held for sale and consolidation adjustments. 18

1Q 2024 vs. 1Q 2023 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company (Cont'd) CECONY O&R CEBs CET Other(d) Total Reported EPS – GAAP basis $1.71 $0.09 $0.07 $— $2.19 $4.06 Gain on Sale of the Clean Energy Businesses (pre-tax) — — — — (2.42) (2.42) Income taxes (a) — — — — 0.18 0.18 Gain on Sale of the Clean Energy Businesses (net of tax) — — — — (2.24) (2.24) Transaction costs and other accruals related to the sale of the Clean Energy Businesses (pre-tax) — — — — 0.03 0.03 Income taxes (b) — — — — (0.01) (0.01) Transaction costs other accruals related to the sale of the Clean Energy Businesses (net of tax) — — — — 0.02 0.02 Ceasing recording of depreciation and amortization expenses related to the sale of the Clean Energy Businesses (pre-tax) — — (0.12) — — (0.12) Income taxes (c) — — 0.03 — 0.01 0.04 Ceasing recording of depreciation and amortization expenses related to the sale of the Clean Energy Businesses (net of tax) — — (0.09) — 0.01 (0.08) Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes) — — — — 0.05 0.05 Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes) — — — — 0.05 0.05 HLBV effects (net of tax) — — (0.01) — — (0.01) Net mark-to-market losses (pre-tax) — — 0.04 — — 0.04 Income taxes (c) — — (0.01) — — (0.01) Net mark-to-market losses (net of tax) — — 0.03 — — 0.03 Adjusted EPS – non-GAAP basis $1.71 $0.09 $— $— $0.03 $1.83 Three Months Ended March 31, 2023 a. The income taxes on the gain on sale of the Clean Energy Businesses had an effective tax rate of 7% for the three months ended March 31, 2023. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three months ended March 31, 2023. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the three months ended March 31, 2023. d. Other includes the parent company, Con Edison's tax adjustments, the deferred project held for sale and consolidation adjustments. 19

1Q 2024 Developments(a) CECONY & O&R In February 2024, NYSERDA announced that it selected two offshore wind projects for contract negotiations representing 1,734 MW of energy by 2026. One of the conditional awards, Empire Wind 1, is expected to connect 810 MW of offshore wind electricity to the New York City electrical grid at CECONY’s Gowanus substation. In March 2024, FERC approved the interconnection agreement among Empire Offshore Wind, LLC, the NYISO, and CECONY. (page 63) In March 2024, CECONY and O&R received $91 million and $9 million, respectively, pursuant to a New York State bill relief program funded by the state that provided a one-time bill credit for electric and gas customers. The program was established to partially offset the costs all customers pay to fund utility energy affordability programs. (page 23) At March 31, 2024, CECONY’s and O&R’s customer accounts receivables balances were $2,892 million and $119 million, respectively. CECONY's and O&R's rate plans include reconciliation of late payment charges and write-offs of customer accounts receivable balances to amounts reflected in rates. (page 46) In March 2024, O&R filed a petition with FERC to add a formula rate to the NYISO tariff to enable O&R to recover the costs of, and a return on investment for, two types of projects: (1) local transmission upgrades determined by the NYSPSC to be necessary or appropriate to meet the CLCPA goals of New York State and eligible for recovery under the FERC-approved cost sharing recovery agreement that socializes the costs statewide and (2) any regulated transmission projects (or portions thereof) eligible for recovery under the NYISO’s public policy transmission planning process. For local transmission upgrades, O&R proposed the return on equity to be the lower of the NYSPSC-determined rates or 11.20 percent. For NYISO projects, O&R proposed a return on equity of 11.20 percent. (page 63) In October 2023, CECONY and O&R replaced their separate existing customer billing and information systems with a single new customer billing and information system. In April 2023, CECONY filed a petition with the NYSPSC for permission to capitalize incremental costs for the new system above a $421 million limit on capital investments included in CECONY’s 2020 – 2022 electric and gas rate plans. At March 31, 2024, CECONY's incurred costs for the new system were $509 million ($88 million above the $421 million limit in the rate plans). CECONY cannot predict the NYSPSC’s response to its April 2023 petition and the NYSPSC may prohibit CECONY from capitalizing some or all of the costs above the $421 million limit. O&R's electric and gas rate plans do not include a limit on capitalization of new system costs.(page 23) In April 2024, O&R filed an update to its January 2024 request to the NYSPSC for an electric rate increase effective January 1, 2025. The company decreased its requested January 2024 rate increase by $7.5 million to $10.7 million For purposes of illustration, the filing calculated rate increases of $34.8 million and $55 million effective January 2026 and 2027, respectively, based upon the proposed return on common equity of 10.25 percent and a common equity ratio of 50 percent. (page 23) In April 2024, O&R filed an update to its January 2024 request to the NYSPSC for a gas rate increase effective January 1, 2025. The company increased its requested January 2024 rate increase by $3.1 million to $17.5 million. For purposes of illustration, the filing calculated rate increases of $22.8 million and $19.2 million effective January 2026 and 2027, respectively, based upon the proposed return on common equity of 10.25 percent and a common equity ratio of 50 percent.(page 23) a. Page references to 1Q 2024 Form 10-Q unless noted otherwise. 20

1Q 2024 Developments (continued)(a) a. Page references to 1Q 2024 Form 10-Q unless noted otherwise. 21 CECONY & O&R In April 2024, the NYSDPS approved CECONY’s and O&R’s December 2023 Stage 1 filings (Project Scope, Feasibility, and Stakeholder Engagement) related to utility-scale thermal energy network pilot projects. The NYSDPS also confirmed CECONY and O&R are authorized to incur costs of $17.1 million and $4.6 million, respectively, through the completion of Stage 2 (Pilot Project Engineering Design and Customer Protection Plan). These projected costs are within the budgets proposed by CECONY and O&R of $255 million and $46 million, respectively. The remaining proposed budget amounts are subject to approval by the NYSPSC. (pages 63-64) Con Edison Transmission As of March 31, 2024, Con Edison Transmission's interest in Mountain Valley Pipeline, LLC is 7.2 percent and is expected to be reduced to approximately 6.75 percent based on Con Edison Transmission’s previous capping of its cash contributions. As of December 31, 2023 and March 31, 2024, the Mountain Valley Pipeline was approximately 97 percent and 99 percent complete, respectively. In April 2024, the operator of the Mountain Valley Pipeline announced that it expects to complete construction on or about May 31, 2024, with long-term firm capacity obligations to begin on the first day of month immediately following the date MVP receives FERC authorization to commence service. The operator also announced it is targeting a total project cost of approximately $7,850 million (including contingency and excluding allowance for funds used during construction.) At March 31, 2024, Con Edison Transmission’s carrying value of its investment in MVP was $153 million and its cash contributions to the joint venture amounted to $530 million. (pages 20-21, 64) Con Edison Transmission is participating in competitive solicitations to develop additional electric projects, including a joint solicitation submitted in April 2024 with another entity to build transmission infrastructure that will carry offshore wind power to New Jersey's electric grid. The success of Con Edison Transmission’s efforts in these competitive solicitations and to grow its electric transmission portfolio may impact Con Edison’s future capital requirements. (page 46)

Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (non-GAAP) 2022 2023 2024(a) Reported EPS – GAAP basis $4.68 $7.21 $5.23 Gain and other impacts related to sale of the Clean Energy Businesses (pre-tax) (a) (0.03) (2.53) 0.07 Income taxes (b) 0.35 0.32 0.04 Gain and other impacts related to sale of the Clean Energy Businesses (net of tax) 0.32 (2.21) 0.11 HLBV effects (pre-tax) (0.17) 0.04 0.05 Income taxes (b) 0.05 (0.01) (0.01) HLBV effects (net of tax) (0.12) 0.03 0.04 Net mark-to-market effects (pre-tax) (0.51) 0.04 — Income taxes (b) 0.16 (0.01) — Net mark-to-market effects (net of tax) (0.35) 0.03 — Remeasurement of deferred state taxes related to dispositions prior to 2022 (net of federal taxes) 0.04 — — Remeasurement of deferred state taxes related to dispositions prior to 2022 (net of federal taxes) 0.04 — — Adjusted EPS – non-GAAP basis $4.57 $5.06 $5.38 12 Months Ending December 31, 22 a. Represents 12-month trailing EPS ending March 31, 2024. b. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the three months ended March 31, 2024 and the years 2022 – 2023.

CECONY and O&R Operations and Maintenance Expenses[a]

Departmental


($ in millions)
$1,722
$1,767
$1,775
$1,808
$2,029
$2,101
$535 YTD
2019
2020
2021
2022 (d)
2023(d)
2024E

Other Expenses[b]


($ in millions)
Other
Regulatory Fees and Assessments
Healthcare/ Other Employee Benefits
Pension/ OPEBs (c)
$1,220
$349
$538
$184
$149
$811
$330
$409
$165
$(93)
$990
$420
$412
$189
$(31)
$1,585
$530
$436
$171
$448
$1,522
$493
$466
$191
$372
$1,450
$487
$560
$197
$206
$131 YTD
$130 YTD
$44 YTD
$45 YTD
2019(d)
2020(d)
2021(d)
2022(d)
2023(d)
2024E

a. Prior to 2020, select facilities and telecommunication expenses were categorized as Other Expenses. After 2020, the expenses are included in the Departmental category.
b. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers.
c. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the three months ended March 31, 2024, CECONY and O&R recorded net non-service cost components of $(136) million and $(6) million, respectively. See page 29 of the Form 10-Q. For the year ended December 31, 2024, CECONY and O&R forecast net non-service cost components of $(527) million and $(25) million, respectively.
d. Certain prior period amounts have been reclassified within the Companies' other operations and maintenance expenses to conform with current period presentation.

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Composition of Average Rate Base(a) (as of March 31, 2024) a. Average rate base for 12 months ended March 31, 2024. CECONY ($ in millions) Electric New York $27,284 Gas New York 9,860 Steam New York 1,860 Total CECONY $39,004 O&R ($ in millions) O&R Electric New York $1,093 O&R Gas New York 622 RECO New Jersey 346 Total O&R $2,061 Total Rate Base $41,065 CECONY Electric CECONY Gas CECONY Steam O&R Electric and Gas RECO 24

$30,559 $32,359 $35,038 $37,309 $40,241 $42,301 $44,555 $47,557 $50,654 $54,872 $29,008 $30,697 $33,239 $35,380 $38,192 $40,151 $42,271 $45,128 $48,063 $52,088 $1,551 $1,662 $1,799 $1,929 $2,049 $2,150 $2,284 $2,429 $2,591 $2,784 Average Rate Base Balances O&R CECONY 5-year CAGR 6.4% 2019 2020 2021 2022 2023 2024E 2025E 2026E 2027E 2028E CECONY Electric $21,149 $22,101 $23,614 $24,753 $26,680 $27,923 $29,362 $31,238 $33,301 $36,280 Gas 6,408 7,110 8,008 8,924 9,692 10,428 11,061 12,008 12,827 13,828 Steam 1,451 1,486 1,617 1,703 1,820 1,800 1,848 1,882 1,935 1,980 O&R Electric 842 901 965 1,032 1,083 1,144 1,223 1,306 1,392 1,489 Gas 455 490 527 578 626 649 681 718 768 836 RECO Electric 254 271 307 319 340 357 380 405 431 459 ForecastActual a. Amounts reflect O&R's request for new electric and gas rates, effective January 2025. The proposal is subject to approval by the NYSPSC. b. Amounts reflect the company's five-year forecast presented to the Board of Directors on January 18, 2024. . (a)(b) (a)(b) (b) (b) (b) (b) ($ in millions) 25

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended March 31, 2024) Regulated Basis Authorized Actual CECONY Electric 9.25% 9.41% Gas 9.25 9.70 Steam 9.28 (b) 6.02 Overall – CECONY 9.25 9.32 CECONY Equity Ratio 48.00% 47.84% O&R Electric 9.20% 8.49% Gas 9.20 10.01 RECO 9.60 15.03 Overall – O&R 9.30 10.07 O&R Equity Ratio 48.00% 47.64% a. Weighted by rate base. b. Reflects an authorized return on equity pro-rated 58%/42% between 9.30% and 9.25% from the new base rates effective November 1, 2023. (a) (a) 26

Capital Investments $3,676 $4,085 $3,964 $4,465 $4,509 $4,849 $5,243 $5,987 $5,987 $5,986 $3,223 $3,466 $3,635 $4,001 $4,379 $4,822 $5,212 $5,879 $5,874 $5,867 $248 $616 $298 $399 $81 $205 $3 $31 $65 $49 $27 $31 $108 $113 $119 2019 2020 2021 2022 2023 2024E 2025E 2026E 2027E 2028E Actual Forecast (a)(c) CECONY & O&R - actual Con Edison Transmission - actual Clean Energy Businesses - actual CECONY & O&R - forecast Con Edison Transmission - forecast a. Amounts reflect the company's five-year forecast as of January 2024. b. Amounts reflect O&R's request for new electric and gas rates, effective January 2025. The proposal is subject to approval by the NYSPSC. c. 2023 Form 10-K, page 28. (b) ($ in millions) 27

$3,223 $3,466 $3,635 $4,001 $4,379 $4,822 $5,212 $5,879 $5,874 $5,867 2019 2020 2021 2022 2023 2024E 2025E 2026E 2027E 2028E Utilities' Capital Investments Gas Electric Annual CECONY Capital Investments Annual O&R Capital Investments Electric Gas Steam Depreciation Electric Gas Depreciation 2019 1,851 1,078 91 1,373 142 61 84 2020 2,080 1,044 122 1,598 159 61 90 2021 2,189 1,126 103 1,705 147 70 95 2022 2,522 1,128 108 1,778 167 76 98 2023 2,909 1,046 128 1,942 211 85 105 2024E 3,277 1,152 104 2,126 209 80 119 2025E 3,554 1,116 107 2,267 350 85 123 2026E 4,171 1,126 110 2,414 380 92 127 2027E 4,128 1,156 138 2,557 367 85 138 2028E 4,115 1,177 142 2,705 353 80 148 Steam Depreciation Actual Forecast a. Amounts reflect the company's five-year forecast as of January 2024. b. Amounts reflect O&R's request for new electric and gas rates, effective January 2025. The proposal is subject to approval by the NYSPSC. c. 2023 Form 10-K, page 28. (a)(b) ($ in millions) 28

CET and CECONY Capital Investments Outside of Rate Plan

CECONY has over $2 billion of capital investment opportunities that are not part of the electric and gas rate plan

($ in millions)

Capital Projects Outside of Rate Plan	Capital Cost	In Service Date	Regulatory Approval	In forecasted 5-year Rate Base?
Brooklyn Clean Energy Hub (Docket number 20-E-0197)	$810	Dec 2027	NYSPSC - Approved	✓
Eastern Queens/Idlewild (Docket number 22-E-0064)	1,200	May 2028	NYSPSC - Approved	✓
Climate Change Vulnerability Study - Resiliency Filing (Docket number 22-E-0222)	900[1]	2025 - 2029	Filed with NYSPSC Nov 21, 2023	✓

Capital Project	Capital Cost	In Service Date	Regulatory Approval	In 5-year Capital Investment forcast?
Propel NY (CET) (FERC Docket number ER24-232)	$3,260[2]	May 2030	Filed with FERC Oct 27, 2023 FERC - Conditionally Approved Dec 26, 2023[3]	✓

(1) In addition, O&R expects to invest approximately $411 million over 2025-2029, which is also subject to NYSPSC approval of 2024 O&R rate case filing.

(2) NY Transco's share of the project cost is expected to be approximately $2,200 million, excluding the cost of projects expected to be built by local transmission owners, including CECONY, and interconnection costs. CET has a 41.7 percent equity interest in NY Transco's share of Propel NY Energy project.

(3) On November 20, 2023, NYSPSC issued Order authorizing NY Transco to finance up to $1.4 billion (docket number 23-E-0390)

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Major CECONY Projected Regulatory Assets Outside of Electric and Gas Rate Plan

CECONY has approximately $4 billion of major regulatory assets planned for 2024-2028

($ in millions)

Project Outside of Rate Plan	Projected Reg Asset (2024 – 2028)	Funding Status through NYSPSC	In forecasted 5-Year Rate Base?
Energy Efficiency (Docket number 18-M-0084)	$2,000	Partially approved[1]	✓
Transportation Electrification: (Docket numbers 18-E-0138 & 22-E-0236)			
Power Ready	823	Approved	✓*
Managed Charging	534	Approved[2]	✓*
Medium Duty/Heavy Duty Order	228	Proceeding in progress	✗*
Utility Thermal Networks (Docket number 22-M-0429)	255	Partially approved[3]	✗*

(1) $1 billion approved in base rates through current electric and gas rate cases.
(2) $102 million is for the residential managed charging program (Docket number 18-E-0138) and $432 million is for the commercial managed charging and demand charge rebate programs (Docket number 22-E-0236).
(3) $17 million approved for design.

*Surcharge

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Major O&R Projected Regulatory Assets Outside of Rate Plan Project Outside of Rate Plan Projected Reg Asset (2024-2028) (1) Funding Status through Regulator (2) In forecasted 5-Year Rate Base? Electric Vehicles - New York $236.1 Partially approved(3) Partially(4) Electric Vehicles - New Jersey 58.8 Partially approved(3) Partially(4) Energy Efficiency - New York 97.8 Partially approved(3) Energy Efficiency - New Jersey 88.6 Partially approved(3) Utility Thermal Networks - New York 46.2 Partially approval(5) (1) This is the total program cost, which is primarily regulatory asset but also includes some capital, O&M, and cash-funding. (2) Funding status for New York is through New York Public Service Commission and funding status for New Jersey is through the New Jersey Board of Public Utilities. (3) Portfolio of programs approved with different time horizons; additional filings for future funding have been made for new programs and expansion of existing programs. (4) Programs include performance based criteria for inclusion in rate base. (5) $4.6 million approved for design (docket 22-M-0429). ($ in millions) O&R has over $500 million of major regulatory assets planned for 2024-2028 outside of rate plan 31

Financing Plan for 2024-2028(a) Equity ($ in millions) 2024 2025 2026 - 2028 Common Equity Issuance(b) $— up to $1,300 up to $2,800 Debt ($ in millions) 2024 2025 2026 - 2028 Long-term Debt up to $3,250 up to $1,000 up to $6,000 a. Con Edison's estimates of its capital requirements and related financing plans reflect information available and assumptions at the time the statements are made and include, among other things, the assumptions that Con Edison's non-utility gas transmission investments remain unchanged through 2028 and the Utilities' forecasted capital investments and financing plans through 2028 are approved by the NYSPSC. Actual developments and the timing and amounts of funding may differ materially. b. Excludes common equity issued under the dividend reinvestment, employee stock purchase and long-term incentive plans. Debt Maturities ($ in millions) 2024 2025 2026 2027 2028 Con Edison $— $— $— $— $— CECONY 250 — 250 350 800 O&R — — — 80 — Total $250 $— $250 $430 $800 Con Edison expects to issue up to $3.25 billion of long-term debt at the utilities and does not plan to issue common equity in 2024, except for equity issued under its dividend reinvestment, employee stock purchase and long-term incentive plans 32

Financing Activity in 2024 Credit Facilities ($ in millions) Entity Amount Description Con Edison, CECONY and O&R $2,500 In March, the termination date of the companies' $2,500 million revolving credit agreement was extended from March 2028 to March 2029. CECONY $500 In March, CECONY entered into a $500 million 364-day revolving credit facility which replaced a $500 million 364-day revolving credit facility that was set to expire in March 2024. 33

Commercial Paper Borrowings ($ in millions) a. The revolving credit facilities support Con Edison's, CECONY's and O&R's commercial programs. 34

Capital Structure – March 31, 2024 Consolidated Edison, Inc. Baa1 / A- / BBB+ CECONY A3 / A- / A- O&R Baa2 / A- / A- Parent and Other Debt $ 22,179 51% Equity 21,615 49 Total $ 43,794 100% Debt $ 21,062 52% Equity 19,597 48 Total $ 40,659 100% Debt $ 1,118 50% Equity 1,098 50 Total $ 2,216 100% Debt $ — —% Equity 920 100 Total $ 920 100% Amounts shown exclude notes payable and include the current portion of long-term debt. Con Edison's issuer ratings and the senior unsecured credit ratings of CECONY and O&R shown in order of Moody's / S&P / Fitch. All ratings have stable outlooks. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. ($ in millions) 35

Income Statement - 2024 First Quarter ($ in millions) CECONY O&R CET(b) Other(c) Total Total operating revenues $3,971 $308 $1 $— $4,280 Depreciation and amortization 510 29 — — 539 Other operating expenses 2,472 223 4 1 2,700 Total operating expenses 2,982 252 4 1 3,239 Loss on sale of the Clean Energy Businesses (a) — — — (30) (30) Operating income (loss) 989 56 (3) (31) 1,011 Other income 156 8 18 — 182 Interest expense 270 14 — 5 289 Income before income tax expense (benefit) 875 50 15 (36) 904 Income tax expense (benefit) 181 13 4 (14) 184 Net income (loss) for common stock $694 $37 $11 $(22) $720 a. On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses. b. Net income for common stock for CET of $11 million includes pre-tax investment income of $9.9 million from Mountain Valley Pipeline, LLC, and $8.4 million from New York Transco LLC offset in part by operating and maintenance expense ($4 million) and income tax expense ($4 million) for the three months ended March 31, 2024. c. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the first quarter 2024 Form 10-Q. 36

Condensed Statement of Cash Flows – 2024 First Quarter ($ in millions) CECONY O&R CET Other(a)(c) Total Net cash flows from/(used in) operating activities $522 $45 $(4) $10 $573 Net cash flows used in investing activities (1,266) (78) — — (1,344) Net cash flows from/(used in) financing activities (290) 45 (1) (3) (249) Net change for the period (1,034) 12 (5) 7 (1,020) Balance at beginning of period 1,138 23 25 9 1,195 Balance at end of period (b) 104 35 20 16 175 Less: Cash balances held for sale (c) — — — 6 6 Balance at end of period excluding held for sale $104 $35 $20 $10 $169 a. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 8 of the 2024 Form 10-Q. c. On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the first quarter 2024 Form 10-Q. 37

Condensed Balance Sheet - As of March 31, 2024 ($ in millions) Balance Sheet CECONY O&R CET Other(a) Total ASSETS Current assets $5,624 $337 $24 $181 $6,166 Investments 633 23 383 2 1,041 Net plant 46,851 2,986 17 — 49,854 Other noncurrent assets 8,796 401 7 415 9,619 Total assets $61,904 $3,747 $431 $598 $66,680 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $5,418 $395 $6 $425 $6,244 Noncurrent liabilities 16,077 1,136 (71) (250) 16,892 Long-term debt 20,812 1,118 — (1) 21,929 Equity 19,597 1,098 496 424 21,615 Total liabilities and equity $61,904 $3,747 $431 $598 $66,680 a. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the first quarter 2024 Form 10-Q. 38

Con Edison Environmental, Social & Governance Resources • Policy Statement on Environmental Justice • CECONY Climate Change Vulnerability Study and Climate Change Resilience and Adaptation Plan • O&R Climate Change Vulnerability Study and Climate Change Resilience and Adaptation Plan • Diversity and Inclusion Report examines Con Edison's diverse and inclusive culture • 2024 Proxy Statement • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report • 2023 Consolidated Edison Clean Energy Webinar Our ESG reporting standards: • Global Reporting Initiative Content Index • Edison Electric Institute / American Gas Association ESG templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad ESG reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad ESG reporting standard • Equal Employment Opportunity Component 1 Report (EEO-1) - Federal employer information report • Our environmental impacts including carbon emissions disclosures are filed with the Carbon Disclosure Project (CDP) Link to more ESG resources: https://conedison.gcs-web.com/environmental-social-and-governance-esg-resources 39

INTERNAL 1st Quarter 2024 Earnings Release Presentation May 2, 2024